UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 8, 2013

Bryn Mawr Bank Corporation
(Exact Name of Registrant as specified in its charter)

Pennsylvania	001-35746	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

X	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 1.02 is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

On August 8, 2013, Bryn Mawr Bank Corporation (the “Company”) and MidCoast Community Bancorp, Inc. (“MidCoast”) entered into a Mutual Termination Agreement (the “Termination Agreement”) to terminate that certain Agreement and Plan of Merger, dated as of March 27, 2013 (“Merger Agreement”), between the Company and MidCoast.  Each party will bear its own costs and expenses in connection with the terminated transaction, without penalties.

The foregoing summary of the Termination Agreement is not complete and is qualified in its entirety by reference to the complete text of the Termination Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference in its entirety.

A description of the terms of the Merger Agreement was included in Item 1.01 of the Current Report on Form 8-K filed by the Company on March 29, 2013 and to the extent required by Item 1.02 of Form 8-K, the description of the Merger Agreement is incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K.

Item 9.01.Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

Exhibit 10.1	Mutual Termination Agreement, dated as of August 8, 2013, by and between Bryn Mawr Bank Corporation and MidCoast Community Bancorp, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By: /s/ Francis J. Leto
Francis J. Leto
Vice President and General Counsel

Date: August 8, 2013

EXHIBIT INDEX

Exhibit	Description

Exhibit 10.1	Mutual Termination Agreement, dated as of August 8, 2013, by and between Bryn Mawr Bank Corporation and MidCoast Community Bancorp, Inc.